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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-31025 of KSL Recreation Group, Inc. of our report dated April 9, 1997 (April 30, 1997 as to the final paragraph of Note 1 and August 11, 1997 as to Note 15) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Independent Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
Costa Mesa, California
August 21, 1997